Exhibit 1.3

J.P. MORGAN CHASE & Co.

JPMorgan Chase Senior Notes

JPMorgan Chase Subordinated Notes

MASTER AGENCY AGREEMENT

As of October 27, 2003

To the Agents listed on

Exhibit A hereto and

each person that shall

have become an Agent as

provided in Section 3(c)

hereof:

Dear Ladies and Gentlemen:

1. Introduction. J.P. Morgan Chase & Co., a Delaware corporation (the “Company”), confirms its agreement with each of you (individually an “Agent” and collectively the “Agents”) with respect to the issue and sale from time to time by the Company of its JPMorgan Chase Senior Notes and JPMorgan Chase Subordinated Notes registered under the registration statements referred to in Section 2 (together, the “JPMorgan Chase Notes” or the “Securities”). The Securities will be issued (a) in the case of the JPMorgan Chase Senior Notes, under an Indenture dated as of December 1, 1989, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Trustee”) and (b) in the case of the JPMorgan Chase Subordinated Notes, under the Amended and Restated Indenture dated as of December 15, 1992, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”).

The Securities shall have the maturities, interest rates, redemption provisions and other terms set forth in the Prospectus referred to in Section 2(a) as such Prospectus may be supplemented from time to time. The Securities will be issued and the terms thereof established from time to time by the Company in accordance with the Indentures and the applicable Procedures (as defined in Section 3(g)).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent as follows:

(a) A Registration Statement on Form S-3 (File No. 333-107207) relating to senior and subordinated debt securities and other securities of the Company has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and has become effective. Such registration statement, as amended as of the Closing Date (as defined in Section 6 below), including the documents incorporated therein by reference is hereinafter referred to as the “Registration Statement” and the prospectus relating to the Registration Statement, as supplemented by a prospectus supplement setting forth the terms of the Securities, including all material incorporated by reference therein, in the form proposed to be filed on October 27, 2003 or thereafter in the form in which such prospectus, and prospectus supplement have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations adopted by the Commission thereunder, is hereinafter referred to as the “Prospectus”.

(b) On the date it most recently became effective under the Act, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations adopted by the Commission under the Act and the Trust Indenture Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at each of the times of amending or supplementing referred to in Section 7(b) hereof, the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation is made with respect to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Agent specifically for use therein.

(c) As of the time any JPMorgan Chase Notes are issued and sold hereunder, the applicable Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such JPMorgan Chase Notes will have been duly authorized and executed, and when authenticated as provided in the applicable Indenture or the Procedures (as defined herein) and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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3. Establishment of Agency; Solicitations by Agents.

(a) Subject to the terms and conditions set forth herein and to the reservation by the Company of the right to (i) sell Securities directly on its own behalf at any time and to any person, (ii) cause Additional Agents (as defined below) to become parties to this Agreement or enter into similar agreements from time to time pursuant to Section 3(c) and (iii) accept (but not solicit) offers to purchase Securities through Additional Agents on substantially the same terms and conditions as would apply to the Agents, the Company hereby (x) appoints each Agent an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company and (y) agrees that whenever the Company determines to sell Securities pursuant to this Agreement, such Securities shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section 4 (a) hereof between the Company and J.P. Morgan Securities Inc. (the “Lead Agent”), pursuant to which the Lead Agent shall purchase such Securities as principal for resale to the public or for resale to one or more of the other Agents or dealers, each of whom will purchase as principal for resale to the public or to other dealers, as further set forth in this Agreement. This Agreement shall only apply to sales of the Securities and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

(b) On the basis of the representations and warranties and subject to the terms and conditions set forth herein, each Agent severally and not jointly hereby agrees, as agent of the Company, to use reasonable efforts when requested by the Company to solicit and receive offers to purchase Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented and in the applicable Procedures. The Agents are authorized to solicit offers to purchase the Securities only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, if any, or such other price as is authorized by the Company (the “Offering Price”).

(c) The Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Securities (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to a letter (an “Agent Accession Letter”) substantially in the form attached hereto as Exhibit B to this Agreement, whereupon each such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. If the Company shall appoint any Additional Agent(s) pursuant to an Agent Accession Letter in accordance with this subsection (c), the Company shall provide each Agent with a copy of such executed Agent Accession Letter.

(d) Upon receipt of any notice delivered by the Company pursuant to Section 5(b), each Agent shall suspend its solicitation of offers to purchase Securities until the Company shall have amended or supplemented the Registration Statement or the Prospectus as contemplated by Section 5(b) and shall have advised such Agent that such solicitation may be resumed.

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(e) The Company reserves the right, in its sole discretion, to suspend, at any time and for any period, the solicitation of offers to purchase Securities. Upon receipt of any notice of such suspension from the Company, each Agent shall as soon as possible, but in no event later than one Business Day (as defined in the applicable Procedures) in New York City after receipt of such notice, suspend its solicitation of offers to purchase Securities until the Company shall have advised such Agent that such solicitation may be resumed.

(f) The Lead Agent shall promptly communicate to the Company, orally or in writing, each offer to purchase Securities received by the Agents, other than offers rejected by it pursuant to the next sentence. Each Agent shall have the right, in its discretion reasonably exercised, to reject as unreasonable any offer to purchase Securities received by it and no such rejection shall be deemed a breach of its obligations hereunder. Unless authorized by the Lead Agent in each instance, each Agent agrees not to submit an offer to purchase Securities for which an order from a purchaser has not been received. The Company shall have the sole right to accept offers to purchase Securities and may, in its sole discretion, reject any offer in whole or in part.

(g) Administrative procedures respecting the sale of Securities (the “Procedures”) shall be agreed upon from time to time by the Lead Agent and the Company. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement between the Company and the Lead Agent. The Agents and the Company agree to perform the respective duties and obligations, and to observe the restrictions, specifically provided to be performed and observed by them in the applicable Procedures.

4. Purchases as Principal. (a) Each sale of Securities shall be made in accordance with the terms of this Agreement and a separate agreement to be entered into between the Company and the Lead Agent which will provide for the sale of such Securities to, and the purchase of and reoffering thereof by, the Lead Agent as principal (a “Terms Agreement”). Each such Terms Agreement, which may be oral (in which case a written confirmation of terms shall be delivered by the Lead Agent to the Company), shall be substantially in the form attached hereto as Exhibit D or in such other form as the Company and the Lead Agent may agree. The agreement of the Lead Agent to purchase Securities pursuant to any Terms Agreement, unless otherwise set forth therein, shall be deemed to be made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Securities to be purchased pursuant thereto by the Lead Agent as principal, and shall specify, among other things, the aggregate principal amount of Securities to be purchased, the interest rate and maturity date of such Securities, whether the interest rate will be a fixed or floating interest rate, the interest payment dates, the Offering Price, the Agents’ Concession (as defined below) to be paid to the Lead Agent, the Dealers’ Concession (as defined below), the Reallowance (as defined below), if any, the net proceeds to the Company, the time of

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delivery of and payment for such Securities (the “Settlement Date”), whether the Securities are redeemable or repayable, including pursuant to a Survivor’s Option (as defined in the Prospectus), and on what terms and conditions, whether there are any additional conditions precedent (including the delivery of additional opinions, certificates, accountant’s letters and other documents in the form of such opinions, certificates, accountant’s letters and other documents required to be delivered pursuant to Section 6) to the obligations of the Lead Agent under such Terms Agreement and any other relevant terms.

(b) Upon the closing of the sale of any Securities sold by the Company to the Lead Agent pursuant to a Terms Agreement as a result of a solicitation made by the Agents, the Company agrees to pay the Lead Agent a concession in accordance with the schedule set forth in Exhibit E hereto applicable to such Security or such other concession upon which the Company and the Lead Agent agree in the form of a discount on the principal amount of notes sold (the “Agents’ Concession”); provided, however, that if the Company and the Lead Agent agree that based on market conditions and other factors in existence at the time of any sale of Securities, such commissions shall be subject to negotiation between the Company and the Lead Agent and shall be disclosed in the Pricing Supplement (as defined below) relating to such Securities. The Agents’ Concession shall be set forth in the applicable Terms Agreement and Pricing Supplement. The Lead Agent and the other Agents will share the Agents’ Concession in such proportions as they and the Company may agree.

(c) Unless otherwise agreed to by the Lead Agent, each Agent shall purchase from the Lead Agent as principal for resale to the public, or to other dealers as set forth in Section 4(d) below, such aggregate principal amount of Securities with respect to which it has communicated offers to purchase to the Lead Agent (the “Commitment Amount”). The agreement of each Agent to purchase Securities from the Lead Agent shall be deemed to be made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Agent agrees to deliver to the Lead Agent on the Settlement Date (or on such later date as may be specified by the Lead Agent) and at the place specified by the Lead Agent immediately available funds, payable to the order of the Lead Agent, for (i) an amount equal to the Offering Price, less the applicable Agents’ Concession in respect of such Agent’s Commitment Amount or (ii) such other amount as the Lead Agent shall advise such Agent. The Lead Agent will make payment to the Company against delivery to the Lead Agent for each Agent’s account of the Securities to be purchased by each Agent, and the Lead Agent will deliver to each Agent the Securities paid for by such Agent. If the Lead Agent has determined that transactions in the Securities are to be settled through the facilities of DTC or another clearinghouse facility, payment for and delivery of Securities purchased by each Agent shall be made through such facilities, if such Agent is a member, or, if such Agent is not a member, settlement shall be made through such Agent’s ordinary correspondent who is a member.

(d) In connection with the resale of the Securities purchased, the Agents may engage the services of broker-dealers in connection with the resale of the Securities (each, a “Dealer”); and such Agent may sell Securities to a Dealer at a price not less than the Offering Price less the applicable concession to dealers set forth in the applicable Pricing Supplement (the “Dealers’ Concession”); provided, however, that:

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(i) Each Agent agrees that any Dealer it may engage will agree that (i) such Dealer is either (a) a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) or (b) a foreign bank, dealer or institution not eligible for membership in the NASD and not registered under the Exchange Act (a “non-member foreign dealer”), (ii) (a) if such Dealer is a member of the NASD, such Dealer will comply with the requirements of NASD Conduct Rule 2740 and Interpretive Material-2740 of the Conduct Rules of the NASD, and such Dealer will not grant any concessions, discounts or other allowances which are not permitted by that section or (b) if such Dealer is a non-member foreign dealer, such Dealer will not make any sales of the Securities in, or to nationals or residents of, the United States, its territories or its possessions, and that in making any sales of the Securities such Dealer will comply, as though it is a member of the NASD, with (A) the interpretation of the Board of Governors of the NASD entitled “Free-Riding and Withholding,” (B) the requirements of the NASD Conduct Rule 2730 and Interpretive Material-2730, NASD Conduct Rule 2750 and Interpretive Material-2750, and NASD Conduct Rule 2420 and Interpretive Material 2420-1 and (C) to the extent applicable to such Dealer, the requirements of the NASD Conduct Rule 2420 and Interpretive Material 2420-1;

(ii) Each Agent agrees that any Dealer it may engage will agree to comply with the duties and obligations of the Agents set forth in the Letter Agreement from the Agents to the Lead Agent dated October 27, 2003 as if applicable to such Dealer; and

(iii) Each Agent agrees that any Dealer it may engage will agree that (i) such Dealer will offer the Securities to the public at the Offering Price and (ii) such Dealer will not reallow a discount on sales to other dealers in an amount in excess of the reallowance set forth in the applicable Pricing Supplement, if any (the “Reallowance”).

5. Certain Agreements of the Company. The Company agrees with the Agents that:

(a) The Company will advise each Agent promptly of any proposal to amend or supplement the Prospectus or the Registration Statement or to register the Securities under any registration statements other than the Registration Statement referred to in Section 2(a) above (other than any proposal for an amendment or supplement or additional registration statement that relates only to the offering and sale of securities other than the Securities or the offering and sale of Securities other than through such Agent). The Company will also advise each Agent promptly (i) of the filing with the Commission of each amendment or supplement to the Prospectus or the Registration Statement and each such additional registration statement (other than any amendment,

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supplement or additional registration statement that relates only to the offering and sale of securities other than the Securities or the offering and sale of Securities other than through such Agent), (ii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any such additional registration statement, and will use its best efforts to prevent the issuance of any such stop order and, if such a stop order is issued, to obtain its lifting as soon as possible and (iii) receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

(b) If, at any time when a Prospectus is required to be delivered under the Act, any event shall occur as a result of which the Prospectus as then amended or supplemented shall include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will promptly (i) notify each Agent to suspend the solicitation of purchases of the Securities and to cease sale of any Securities by the Lead Agent and (ii) prepare and file with the Commission an amendment or supplement that will correct such untrue statement or omission or effect such compliance.

(c) The Company agrees that it will not solicit or accept offers to purchase Securities from any Agent during any period when (i) the Company shall have been advised by either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation that such organization has determined to downgrade the rating of the Securities or any other debt obligations or any preferred stock of the Company and such downgrade shall not yet have been publicly announced, or (ii) there shall have occurred a material change in the financial condition or business of the Company and its subsidiaries, taken as a whole, and such event shall not have been disclosed in the Prospectus (directly or by incorporation by reference); provided, however, that the Company shall not be obligated to inform any Agent of the reason for, or describe the occurrence of any event that may have occasioned the need for, the suspension of its solicitation or acceptance of offers.

(d) Not later than 16 months after the date of each acceptance by the Company of an offer to purchase Securities hereunder, the Company will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder covering a period of at least 12 months beginning after the last to occur of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Annual Report of the Company on Form 10-K most recently filed with the Commission prior to the date of such acceptance.

(e) The Company will furnish to each Agent copies of the Prospectus and of the Registration Statement (including the exhibits thereto relating to the offering by the Company thereunder of the Securities, but excluding the documents incorporated by reference), and all amendments and supplements to the Prospectus and the Registration Statement and all additional registration statements pursuant to which any of the

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Securities may be registered (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than Securities or any pricing supplement relating to the offering and sale of Securities other than through such Agent), in each case as soon as available and in such quantities as shall be reasonably requested. The Company will prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Securities in substantially the form attached hereto as Exhibit F (a “Pricing Supplement”) and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the Securities Act not later than the time specified by such rule.

(f) The Company will arrange for the qualification of the Securities for sale, if any, and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Agent may designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(g) At any time when a Prospectus is required to be delivered under the Act, and if not publicly available through the Commission’s website, the Company will furnish to each Agent, (i) as soon as practicable after the end of each fiscal year, the number of copies reasonably requested by such Agent of its annual report to stockholders for such year, (ii) as soon as available, the number of copies reasonably requested by such Agent of each report (including without limitation reports on Forms 10-K, 10-Q and 8-K) or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or mailed to stockholders and (iii) from time to time, such other information concerning the Company as such Agent may reasonably request. The Company also will furnish each Agent with copies of any press release or general announcement to the general public, in each case upon request by the Agent.

(h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and the reasonable fees and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agents, in connection with the offering and sale of the Securities and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for the rating of the Securities. The Company will determine with the Agents the amount of advertising, if any, appropriate in connection with the solicitation of offers to purchase Securities and will pay, or reimburse the Agents for, all advertising expenses approved by it.

6. Conditions to Agents’ Obligations. The obligation of each Agent to solicit or receive offers to purchase Securities shall be subject to the continued accuracy in all material respects of the representations and warranties of the Company set forth herein, to the performance by the Company of its obligations hereunder and to each of the following additional conditions precedent:

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(a) (i) No stop order suspending the effectiveness of the Registration Statement or suspending the qualification of the applicable Indenture shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or such Agent, shall be contemplated by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Lead Agent.

(ii) (A) No downgrading shall have occurred nor any notice given of any intended downgrading in the rating accorded the Securities or any other debt securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

(b) Subsequent to the date of this Agreement and each Terms Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries that is, in the judgment of the Lead Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(c) Such Agent shall have received an opinion of Simpson Thacher & Bartlett LLP, counsel for the Company or such other counsel as is acceptable to the Lead Agent, including in-house counsel, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and JPMorgan Chase Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York, in each case with full corporate power and authority to conduct its business as described in the Prospectus;

(ii) each Indenture has been duly and validly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming the due and valid authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(iii) the Securities have been duly authorized by the Company and, when the terms of the Securities and of their issue and sale have been

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duly established in accordance with the relevant Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when the Securities have been duly executed by the Company and duly authenticated in accordance with the provisions of the relevant Indenture and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the relevant Indenture except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(iv) the issue and sale of the Securities and the compliance by the Company with all the provisions of the Securities, the Indentures and this Agreement, will not breach, or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement or any of the Exchange Act Documents, nor will such actions violate the Certificate of Incorporation or By-laws of the Company or any Federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any Federal or New York statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any Federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(v) no consent, approval, authorization, order, registration or qualification of or with any Federal or New York state court or governmental agency or body or any Delaware court or governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Securities, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Agents;

(vi) the statements made in the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities”, insofar as they purport to constitute summaries of the Securities and the Indenture, constitute accurate summaries of the terms of the Securities and the Indenture in all material respects;

(vii) the Registration Statement has become effective under the Act; and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; and

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(viii) to such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and file or incorporated by reference as required.

(ix) although such counsel has not verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus except those statements describing the Securities and the Indentures, such counsel, based upon its due diligence review of the affairs of the Company, as described in such opinion, has no reason to believe that either the Registration Statement or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that no opinion need be expressed as to (a) financial statements and financial and statistical data, (b) statements made in the Prospectus concerning taxation, provided that such statements are covered by the opinion of counsel for the Agents delivered pursuant to Section 6(f) hereto and (c) statements made in the Form T-1 Statement of Eligibility and Qualification of the Trustees); and

(x) this Agreement has been duly authorized, executed and delivered by the Company.

(d) Such Agent shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer or any other Executive Officer of the Company in which such officer shall state, to the best of his or her knowledge after reasonable investigation, that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

(e) Such Agent shall have received a letter of PricewaterhouseCoopers LLP, addressed jointly to the Company and the Agents, dated the Closing Date and satisfactory to such Agent, confirming that they are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the

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Commission, and stating in effect that (i) in their opinion the financial statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and related regulations adopted by the Commission, (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements in the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission, (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five business days prior to the Closing Date, there was any change in the Company’s common stock or preferred stock, increase in long-term debt of the Company and its consolidated subsidiaries or any decrease (other than as occasioned by the declaration of regular dividends) in consolidated stockholders’ equity of the Company and its consolidated subsidiaries as compared with amounts shown on the latest balance sheet included in the Prospectus; or (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in the consolidated net interest income, net interest income after provision for loan losses, or net income or net income per common share of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases set forth in such letter or which the Prospectus discloses have occurred or may occur, and (iii) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information (and ratios) included in the Prospectus (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. For purposes of this subsection, “Prospectus” shall mean the Prospectus as amended and supplemented on the date of such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(f) Such Agent shall have received from Cravath, Swaine & Moore LLP, counsel for the Agents, one or more opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as it may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

The opinions, certificates, letters and other documents required to be delivered by this Section 6 shall be delivered at the office of the Company at 270 Park Avenue, New York, New York 10017, not later than 10:00 a.m., New York City time, on

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the date of this Agreement or at such time as may be mutually agreed by the Company and the Lead Agent, which in no event shall be later than the time at which the Agents commence solicitation of purchasers of Securities hereunder, the time and date of such delivery being herein called the “Closing Date”. The Company will furnish each Agent with such conformed copies of such opinions, certificates, letters and other documents as it may reasonably request.

In the event that, after the Closing Date, the Company shall determine (x) to increase pursuant to and in accordance with the terms and provisions of the Indentures, the aggregate principal amount of the Securities that may be authenticated and delivered under the Indentures and/or (y) to register a portion of the Securities under a registration statement or registration statements in addition to the Registration Statement referred to in Section 2(a) above, the Company shall (i) promptly comply with its obligations and take any steps as are required to be taken by it pursuant to Sections 5(a), (e), (f) and (h) hereof, (ii) not later than 10:00 a.m., New York City time, on the date on which any such supplements or amendments to the Prospectus or the Registration Statements, or any additional registration statements, shall be filed by the Company with the Commission under the Act and shall have been declared or deemed effective, or at such later time and date as shall be mutually agreed by the Company and the Lead Agent, deliver or cause to be delivered to each Agent and its counsel the opinions, certificates, letters and other documents required to be delivered pursuant to paragraphs (c), (d), (e) and (f) of this Section 6, and (iii) if applicable, deliver to each Agent a certificate, dated the date each of the other certificates delivered pursuant to clause (ii) above are being delivered, and executed by the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer, any other Executive Officer of the Company, reaffirming each of the representations and warranties of the Company set forth in Section 2 with respect to any registration statement and any prospectus included in such registration statement filed after the date hereof relating to the Securities.

For purposes of the documents required to be delivered pursuant to the preceding paragraph, the term “Registration Statement” shall be deemed to refer to the Registration Statement referred to in Section 2(a), together with any such additional registration statement or registration statements relating to the Securities, in each case as amended or supplemented; the term “Prospectus” shall refer to the Prospectus as so amended or supplemented; and the term “Closing Date” shall be deemed to refer to the date on which the requirements under the preceding paragraph are satisfied. As of and after the requirements of the preceding paragraph are satisfied, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

In the case of Additional Agents, the conditions set forth in paragraphs (c), (d), (e) and (f) of this Section 6 shall be deemed satisfied by the delivery of copies of the documents delivered to the Additional Agents pursuant to such paragraphs on the Closing Date.

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7. Additional Covenants of the Company. The Company agrees that:

(a) Each acceptance by the Company of an offer to purchase Securities shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the time of such acceptance and a covenant and an affirmation that such representations and warranties will be true and correct at the time of delivery to the Lead Agent of the Securities relating to such acceptance as though made at and as of such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at such time.

(b) Promptly after the filing with the Commission of each amendment of or supplement to the Registration Statement or the Prospectus under the Act (other than (i) information filed or furnished to the Commission in a Current Report on Form 8-K (or any successor form thereto); (ii) an exhibit to the Registration Statement or Prospectus that does not relate to the Securities; (iii) any amendment or supplement which relates only to the offering and sale of securities other than the Securities or which serves only to set forth, or reflect a change in, the terms of any Securities or the principal amount of Securities remaining to be sold or any similar information), the Company shall furnish each Agent with a certificate of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer or any other Executive Officer of the Company, dated the date of such amendment, supplement or filing to the same effect as the certificate referred to in Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such certificate; provided, however, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with such certificate, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of such certificate dated the latest date on which the Company would but for this proviso have been required to furnish such certificate.

(c) Prior to 8:00 a.m. (New York City time) on the settlement date of the first sale of Securities after the filing with the Commission of each Quarterly Report on Form 10-Q or Annual Report on Form 10-K of the Company, the Company shall furnish each Agent with a written opinion of Simpson Thacher & Bartlett LLP, counsel for the Company, or such other counsel as is acceptable to each Agent, including in-house counsel, dated the date on which such Form 10-Q or Form 10-K was filed with the Commission, to the effect set forth in Section 6(c) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided, however, that in lieu of such opinion, such counsel may furnish each Agent with a letter to the effect that such Agent may rely on a prior opinion delivered under Section 6(c) or this Section 7(c) to the same extent as if it were dated the date of such letter and the statements therein related to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with such opinion or letter, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of such opinion or letter dated not earlier than the date of the most recent fiscal quarter end if such delivery is so requested by the Agent.

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(d) Within a reasonable time after each date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or any document that contains additional financial information, such as a Quarterly Report on Form 10-Q, shall be incorporated by reference into the Prospectus, the Company shall cause PricewaterhouseCoopers LLP to furnish each Agent with a letter, addressed jointly to the Company and the Agents and dated such date, substantially in the form attached hereto as Exhibit G; provided, however, that within a reasonable time after the filing with the Commission of each Annual Report of the Company on Form 10-K, the Company shall instead furnish each Agent with a letter addressed jointly to the Company and the Agents and dated such date, to the effect set forth in Section 6(e) insofar as Section 6(e) relates to such additional financial information; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with either letter referred to above in this paragraph, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of (i) such letter substantially in the form of Exhibit G with respect to the period commencing with the beginning of the first fiscal quarter following the date of the most recent Annual Report of the Company on Form 10-K and ending with the end of the most recent fiscal quarter or, if later, the period as to which the Company would but for this proviso be required to furnish such a letter and (ii) such letter to the effect set forth in Section 6 (e) with respect to the most recent Annual Report of the Company on Form 10-K.

(e) The Company agrees to offer to any person who shall have agreed to purchase Securities (including any Agent that has agreed to purchase Securities pursuant to Section 4 hereof) the right not to purchase such Securities if, on the settlement date for such purchase, the conditions set forth in Sections 6(a) and (b), or either of them, shall not be satisfied.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus relating to the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will, as such expenses are incurred, reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in

15

connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to an Agent or person controlling such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Agent through the Lead Agent specifically for use therein; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Securities, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extant that any such loss, claim, damage or liability of such Agent or such controlling person results from the fact that a copy of the Prospectus was not sent or given to any person at or prior to the written confirmation of the sale of such Securities to such person (provided that such Prospectus did not contain any such untrue statement or omission or alleged untrue statement or omission and such Prospectus was delivered to such Agent by the Company on a timely basis enabling such Agent so to send or give a copy of such Prospectus in accordance with such Agent’s customary procedures). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any related preliminary prospectus relating to the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent through the Lead Agent specifically for use therein; and will, as such expenses are incurred, reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Agent may otherwise have. The Company acknowledges that the statements set forth in the third and fourth sentences of the fourth paragraph, the second sentence of the eighth paragraph and the fourteenth paragraph under the heading “Plan of Distribution” in the prospectus supplement forming a part of the Prospectus constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Prospectus, and the Agents confirm that such statements are correct.

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(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof other than reasonable costs of investigation.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 10(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Company on the one hand and any Agent on the other from the offering by it pursuant to this Agreement of the Securities that are the subject of the action (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted the opportunity to correct and prevent any statement or omission, as well as any other relevant equitable considerations. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the commissions or underwriting discounts received by such Agent relating to the Securities that are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Company exceed the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Agents’ obligations to contribute are several in proportion to their respective obligations hereunder and are not joint.

9. Status of Each Agent. In soliciting offers to purchase Securities pursuant to this Agreement and in performing its other obligations hereunder, each Agent is acting individually and not jointly with the other Agents and, except as contemplated by Section 4, is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by such Agent and accepted by the Company, but shall have no liability to the Company in the event any

17

such purchase is not consummated. If the Company shall default in the performance of its obligation to deliver Securities to the Lead Agent on behalf of an Agent whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default and (ii) pay to each Agent any commission to which it would have been entitled had such Securities been delivered.

10. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Agent, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 11 or for any other reason, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) to the extent actually incurred by or committed to by an Agent to the date of such termination, the obligations of the Company pursuant to Section 5(b) shall remain in effect until the settlement of all pending deliveries of and payment for securities and the respective obligations of the Company and the Agents pursuant to Section 8 and the obligations of the Company pursuant to Section 5(d) shall remain in effect.

11. Termination. (a) The Company may elect to suspend or terminate the offering of Securities under this Agreement at any time. The Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than one day’s written notice of termination to all of the Agents, or, in the case of an Agent, by giving not less than one day’s written notice of termination to the Company and the Lead Agent. The provisions of Sections 5(b), 5(e), 5(h), 8, 10 and 13 hereof shall survive any termination of this Agreement.

(b) Any Terms Agreement executed pursuant to Section 4(a) of this Agreement shall be subject to termination in the absolute discretion of the Lead Agent and by notice given to the Company at or prior to delivery of and payment for all the Securities, if (a) prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) trading in the common stock of the Company on the New York Stock Exchange shall have been suspended, (iii) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York authorities or (iv) there shall have occurred any outbreak of hostilities or escalation thereof or other calamity or crisis having an adverse effect on the financial markets of the United States and (b) the occurrence or consequences of any one or more of such events shall have, in the judgment of the Lead Agent, made it impracticable to market the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus. The provisions of Sections 5(b), 5(e), 5(h), 8, 10 and 13 hereof shall survive any termination of the Terms Agreement and this Agreement.

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(c) For the avoidance of doubt, in the event of termination of this Agreement or any Terms Agreement with respect to any Agent, such Agent shall not receive any compensation except in connection with a purchase by it of Securities actually consummated, provided that the foregoing shall in no way limit the provisions of Section 8, and that reimbursement by the Company to an Agent of out-of-pocket accountable expenses actually incurred by such Agent and to which such Agent is otherwise entitled as provided herein shall not be prohibited.

12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 270 Park Avenue, New York, New York 10017, Attention: Office of the Secretary (facsimile No. (212) 270-2966) and notices to any Agent shall be directed to it at the address set forth in Exhibit A hereto.

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13. Governing Law; Counterparts. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

J.P. MORGAN CHASE & CO.

By:
Name: Title:

J.P. MORGAN SECURITIES INC.

By:
Name: Title:

A.G. EDWARDS & SONS, INC.

By:
Name: Title:

CHARLES SCHWAB & CO., INC.

By:
Name: Title:

EDWARD D. JONES & CO., L.P.

By:
Name: Title:

MCDONALD INVESTMENTS INC.

By:
Name: Title:

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MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name: Title:

MORGAN KEEGAN & COMPANY, INC.

By:
Name: Title:

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name: Title:

UBS FINANCIAL SERVICES INC.

By:
Name: Title:

WACHOVIA CAPITAL MARKETS, LLC

By:
Name: Title:

WELLS FARGO INVESTMENT SERVICES, LLC

By:
Name: Title:

21

EXHIBIT A

Agents

J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Attention: Transaction Execution Group, 7th Floor (facsimile No. (212) 834-6702)

A.G. Edwards & Sons, Inc.

One North Jefferson

Bond Department, 7th Floor

St. Louis, MO 63103

Attention: Mary Ann Cribbin (facsimile No. (314) 955-5989)

Charles Schwab & Co., Inc.

345 California Street

Floor 19-420

San Francisco, CA 94104

Attention: Todd Folle and John Cu (facsimile No. (415) 667-5500 or (415) 667-5050)

Edward D. Jones & Co., L.P.

12555 Manchester Road

St. Louis, MO 63131

Attention: Kevin Sprouse (facsimile No. (314) 515-2664)

McDonald Investments Inc.

800 Superior Avenue

Cleveland, OH 44114

OH-01-02-1755

Attention: Carol Grubb and Joan Roberts (facsimile No. (216) 443-2905)

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

250 Vesey Street, North Tower

New York, NY 10281

Attention: Scott Primrose (facsimile No. (212) 449-2234)

Morgan Keegan & Company, Inc.

50 North Front Street, 16th Floor

Memphis, TN 38103

Attention: Mitchell Redd (facsimile No. (901) 531-3338)

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Attention: Eva Skibicki and Sarah Tucker (facsimile No. (727) 567-8090)

UBS Financial Services Inc.

800 Harbor Blvd.

Weehawken, NJ 07086-6793

Attention: James LeBlanc and Karen Rockey (facsimile No. (201) 271-9172)

Wachovia Capital Markets, LLC

One Wachovia Center, 8th Floor

301 South College Street

Charlotte, NC 28288-0602

Attention: Jeffrey Gass (facsimile No. (704) 383-9165)

Wells Fargo Investment Services, LLC

999 Third Avenue, Ste 4000

Seattle, WA 98104

Attention: Betsy Boileau (facsimile No. (206) 292-3268)

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EXHIBIT B

J.P. MORGAN CHASE & CO.

JPMorgan Chase Notes

FORM OF AGENT ACCESSION LETTER

[date]

[Name of Agent]

[Address of Agent]

Ladies and Gentlemen:

J.P. Morgan Chase & Co., a Delaware corporation (the “Company”), has previously entered into a Master Agency Agreement dated October [    ], 2003 (the “Master Agency Agreement”), among the Company and the other agents signatories thereto (the “Existing Agents”), with respect to the issue and sale from time to time by the Company of its JPMorgan Chase Senior Notes and JPMorgan Chase Subordinated Notes (together, the “JPMorgan Chase Notes” or the “Securities”), under (a) in the case of the JPMorgan Chase Senior Notes, the Indenture dated as of December 1, 1989, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Trustee”) and (b) in the case of the JPMorgan Chase Subordinated Notes, the Amended and Restated Indenture dated as of December 15, 1992, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”). The Master Agency Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Securities, on terms substantially the same as those contained in the Master Agency Agreement. A copy of the Master Agency Agreement, including the Procedures with respect to the issuance of the Securities attached thereto as Exhibit C, is attached hereto.

In accordance with Section 3(c) of the Master Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Master Agency Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Master Agency Agreement.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement. Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 6 and 7 of the Master Agency Agreement. By your signature below, you confirm that such documents are to your satisfaction. For purposes of Section 12 of the Master Agency Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties to in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

Notwithstanding anything in the Master Agency Agreement to the contrary, the obligations of each of the Existing Agents and the Additional Agent(s) under Section 8 of the Master Agency Agreement are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 8(d) to contribute any amount in excess of the commissions received by such Existing Agent or Additional Agent from the offering of the Securities.

This Agreement shall be governed by the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

J.P. MORGAN CHASE & CO.

By:
Name: Title:

CONFIRMED AND ACCEPTED, as of the

date first above written

[Insert name of Additional Agent and information pursuant

to Section 12 of the Master Agency Agreement]

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EXHIBIT C

J.P. MORGAN CHASE & CO.

JPMorgan Chase Notes Administrative Procedures

October 27, 2003

The JPMorgan Chase Senior Notes and JPMorgan Chase Subordinated Notes (together with the JPMorgan Chase Senior Notes, the “JPMorgan Chase Notes”), due from 9 months to 30 years from the date of issue of J.P. Morgan Chase & Co. (the “Company”), are to be offered on a continuing basis. Pursuant to the Company’s Master Agency Agreement dated October 27, 2003 (the “Master Agency Agreement”) between the Company and the Agents to which these administrative procedures are attached as an exhibit, J.P. Morgan Securities Inc. (the “Lead Agent”) and certain firms and corporations (each an “Agent” and collectively the “Agents”) have agreed, as agents of the Company, to solicit purchases of JPMorgan Chase Notes issued in fully registered form. The JPMorgan Chase Notes are being sold by the Company to the Lead Agent pursuant to the Master Agency Agreement and one or more terms agreements substantially in the form attached to the Master Agency Agreement as Exhibit D (each a “Terms Agreement”). The JPMorgan Chase Notes are being resold by the Lead Agent to the other Agents and by each of the Agents (including the Lead Agent) (i) directly to their customers or (ii) to selected broker-dealers for distribution to their customers in accordance with the Section 4(d) of the Master Agency Agreement. The JPMorgan Chase Notes have been registered with the Securities and Exchange Commission (the “Commission”). The JPMorgan Chase Senior Notes will be issued under Indenture dated as of December 1, 1989, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Trustee”). The JPMorgan Chase Subordinated Notes will be issued under the Amended and Restated Indenture dated as of December 15, 1992, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”). JPMorgan Chase Bank (the “Bank”) is the registrar, paying agent, calculation agent and authenticating agent.

Each Note will be represented by a Global Note (as defined hereinafter). Each Global Note representing JPMorgan Chase Notes will be delivered to the Bank, acting as agent for The Depository Trust Company (“DTC”), and will be recorded in the book-entry system maintained by DTC (a “Book-Entry Note”). Except under limited circumstances described in the Prospectus Supplement dated October 27, 2003, to the Prospectus dated August 19, 2003, relating to the JPMorgan Chase Notes (the “Prospectus”), an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Book-Entry Note.

The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. The Company will advise the Agents, the Trustee and the Bank in writing of those persons handling administrative responsibilities with whom the Agents, the Trustees and the Bank are to communicate regarding orders to purchase JPMorgan Chase Notes and the details of their delivery.

Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC’s operating requirements. Unless otherwise defined herein, terms defined in the Indentures and the JPMorgan Chase Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which interest rate may be zero, are referred to herein as “Fixed Rate Notes”. Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes”. To the extent the procedures set forth below conflict with the provisions of the JPMorgan Chase Notes, the Indentures, DTC’s operating requirements or the Master Agency Agreement, the relevant provisions of the JPMorgan Chase Notes, the Indentures, DTC’s operating requirements and the Master Agency Agreement shall control.

PART I

Administrative Procedures for

Book-Entry Notes

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Bank will perform the custodial, document control and administrative functions described below. The Bank will perform such functions in accordance with (i) its obligations under a Letter of Representations from the Company and the Bank dated as of [            ]     , 2003 and a Medium-Term Note Certificate Agreement dated as of [            ] between the Bank and DTC and (ii) its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement (“SDFS”) system.

Issuance:	On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Company will issue a single global note in fully registered form without coupons (a “Global Note”) representing up to $500,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions if any, Interest Payment Dates, Record Dates, Interest Payment Period, redemption or repayment provisions, if any, maturity date, and (i) in the case of Fixed Rate Notes, interest rate, or (ii) in the case of Floating Rate Notes, Initial Interest Rate, interest rate basis, Index Maturity, interest reset frequency, Reset Dates, Spread or

Spread Multiplier, if any, Minimum Interest Rate, if any, and Maximum interest Rate, if any (collectively, the “Terms”). Each Global Note will be dated and issued as of the date of its authentication by the Bank. Each Global Note will bear an original issue date, which will be (i) with respect to an original Global Note (or any portion thereof), the original issue date specified in such Global Note and (ii) following a consolidation of Global Notes as described under “Exchanges” below, with respect to the Global Note resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such resulting Global Note. No Global Note will represent both Fixed Rate and Floating Rate Book-Entry Notes.

Identification Numbers:	The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Notes representing Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered to the Lead Agent, the Bank and DTC the written list of such 900 CUSIP numbers. The Bank will assign CUSIP numbers to Global Notes as described below under Settlement Procedure “C”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Bank will notify the company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Lead Agent, the Bank and to DTC.

Registration:	Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the JPMorgan Chase Notes maintained under the applicable Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:	The Bank may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Note described below) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent (A) Fixed Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least 15 days after such written notice is delivered and at least 15 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Bank) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Bank will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Bank will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Note will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see “Denominations” below).

Maturities:	Each Book-Entry Note will mature on a date not less than nine months or more than thirty years after the Original Issue Date for such Note.

Denominations:	Unless otherwise specified in the applicable Pricing Supplement, Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be authenticated and issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:	Interest, if any, on each Book-Entry Note will accrue from and including (i) the original issue date for the first interest period or (ii) the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Note representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus, as supplemented by the applicable Pricing Supplement (as defined below). Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Book-Entry Notes that reset daily or weekly, interest payments will include accrued interest from and including the original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to and including the Record Date immediately preceding the Interest Payment Date) or to but excluding the maturity date (other than a maturity date of a Fixed Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Interest payable at the maturity date of a Book-Entry Note will be payable to the person to whom the principal of such Book-Entry Note is payable.

Record Dates:	Unless otherwise specified in the applicable Pricing Supplement, the Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (whether or not a Business Day).

Interest Payment Dates on Fixed Rate Book-Entry Notes:	Interest payments on Fixed Rate Book-Entry Notes will be made monthly, quarterly, semi-annually or annually and will be payable on the dates established by the Company on the date of issue and set forth therein and in the applicable Pricing Supplement; provided, however, that in the case of a Fixed Rate Book Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day,

the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Fixed Rate Book-Entry Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Fixed Rate Book-Entry Note is issued. In the case of a Fixed Rate Book-Entry Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Fixed Rate Book-Entry Note is issued. In the case of a Fixed Rate Book-Entry Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Fixed Rate Book-Entry Note is issued. In the case of a Fixed Rate Book-Entry Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Fixed Rate Book-Entry Note is issued.

Interest Payment Dates on Floating Rate Book-Entry Notes:	Interest Payment Dates on Floating Rate Book-Entry Notes will be made monthly, quarterly, semi-annually or annually and will be payable on the dates established by the Company on the date of issue and set forth therein and in the applicable Pricing Supplement; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day (or London Business Day with respect to LIBOR Notes) with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day (or London Business Day with respect to LIBOR Notes) with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is

LIBOR, if such London Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Floating Rate Book-Entry Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Floating Rate Book-Entry Note is issued. In the case of a Floating Rate Book-Entry Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Floating Rate Book-Entry Note is issued. In the case of a Floating Rate Book-Entry Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Floating Rate Book-Entry Note is issued. In the case of a Floating Rate Book-Entry Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Floating Rate Book-Entry Note is issued.

Notice of Interest Payment and Record Dates:	Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Bank, as Calculation Agent, will notify Standard & Poor’s Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest:

Fixed Rate Book-Entry Notes. Interest (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Notes. Interest rates on

Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth in the applicable Pricing Supplement, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal and Interest:	Payment of Interest Only. Promptly after each Record Date, the Bank will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the maturity date) and the total of such amounts. The Company will pay to the Bank, as paying agent, the total amount of interest due on such Interest Payment Date (other than at the maturity date), and the Bank will pay such amount to DTC, at the times and in the manner set forth below under “Manner of Payment”.

Payments at Maturity. On or about the first Business Day of each month, the Bank will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Note maturing (on a maturity date or redemption date or otherwise) in the following month. On or before maturity date, the Company will pay to the Bank, as paying agent, the principal amount of each such Global Note, together with interest due at such maturity date. The Bank will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment”. If any maturity date of a Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day (or London Business Day) and no interest shall accrue on such payment for the period from and after such maturity date. Promptly after payment to DTC of the principal and interest due at the maturity date of such Global Note, the Bank will cancel such Global Note in accordance with the applicable Indenture and so advise the Company.

Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at the maturity date shall be paid by the Company to the Bank in immediately available funds no later than 12:00 P.M. (New York City time) on such date. The Company will make such payment on such Global Notes by instructing the Bank to withdraw funds from an account maintained by the Company at the Bank or by wire transfer to the Bank. The Company will confirm any such instructions in writing to the Bank. Prior to 12:30 P.M. (New York City time) on the maturity date or as soon as possible thereafter, the Bank will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Note on such date. On each Interest Payment Date (other than at the maturity date), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Bank and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. None of the Company, the Trustees or the Bank shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:	The Company and the Lead Agent will discuss from time to time the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Lead Agent of the prices and rates to be posted.

The Company will assign a separate CUSIP number for each tranche of Book-Entry Notes to be posted, and will so advise and notify the Lead Agent and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Lead Agent will include the assigned CUSIP number on all posting notices communicated to the Agents.

Offering of Notes:	In the event that there is a posting, the Lead Agent will communicate to each of the other Agents the terms, including aggregate principal amounts, the Maturities and the prices to public of and the interest rates to be borne by such Notes, of each tranche of Notes that is the subject of the posting. Thereafter, the Agents will solicit offers to purchase the Notes accordingly.

Acceptance and Rejection of Orders:	Unless otherwise instructed by the Company, the Lead Agent will advise the Company promptly by telephone of all orders to purchase Book-Entry Notes received by each Agent, other than those rejected by an Agent in whole or in part in the reasonable exercise of its discretion. Each Agent shall have the right, in its discretion reasonably exercised, without notifying the Company, to reject any offers in whole or in part. Unless otherwise agreed upon by the Company and the Agents, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Submission of Offers to Purchase:	Unless otherwise agreed, each Agent will, no later than 10:00 a.m. on the fifth Business Day subsequent to the day of which the posting occurs, or on such other Business Day and time as shall be mutually agreed upon by the Lead Agent and the other Agents, communicate to the Lead Agent of the aggregate amount of each tranche of Notes that such Agent is offering to purchase, with respect to which amount such Agent, unless otherwise authorized by the Lead Agent in each instance, must have received an order from a purchaser.

Purchase of Notes by the Lead Agent:	The Lead Agent will, no later than 12:00 noon (New York City time) on the fifth Business Day subsequent to the day on which the posting occurs, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Lead Agent (any such day, a “Trade Date”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche of Notes that the Lead Agent is offering to purchase or (ii) inform the Company that none of the JPMorgan Chase Notes of a particular tranche will be purchased by the Lead Agent.

Terms Agreement:	Upon receipt of a completed and executed Terms Agreement from the Lead Agent, the Company will (i) promptly execute and return such Terms Agreement to the Lead Agent or (ii) inform the Lead Agent that its offer to purchase the JPMorgan Chase Notes of a particular tranche has been rejected, in whole or in part. The Lead Agent will promptly inform the other Agents if any of their orders to purchase have not been accepted by the Company.

Preparation of Pricing Supplement:	If any order to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Book-Entry Note and will file such Pricing Supplement with the Commission in accordance with the applicable paragraph of the Rule 424(b) under the Act and will supply a copy thereof (and additional copies if requested) to the Agent that presented the order (the “Presenting Agent”), via next day mail or telecopy to arrive no later than 11:00 a.m. on the Business Day following the trade date, at the applicable location for the Presenting Agent:

J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10017 Attention: Transaction Execution Group Telephone: (212) 834-5710 Telecopy: (212) 834-6702

A.G. Edwards & Sons, Inc. One North Jefferson Bond Department, 7th Floor St. Louis, MO 63103 Attention: Mary Ann Cribbin Telephone: (314) 955-5000 Telecopy: (314) 955-5989

Charles Schwab & Co., Inc.

345 California Street

Floor 19-420

San Francisco, CA 94104

Attention: Todd Folle/ John Cu

Telephone: (415) 667-5340/ (415) 667-5502

Telecopy: (415) 667-5500 or (415) 667-5050

Edward D. Jones & Co., L.P. 12555 Manchester Road St. Louis, MO 63131 Attention: Kevin Sprouse Telephone: (314) 515-3007 Telecopy: (314) 515-2664

McDonald Investments Inc. 800 Superior Avenue Cleveland, OH 44114 OH-01-02-1755 Attention: Carol Grubb and Joan Roberts Telephone: (216) 443-2629 Telecopy: (216) 443-2905

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

250 Vesey Street, North Tower

New York, NY 10281

Attention: Scott Primrose

Telephone: (212) 449-7476

Telecopy: (212) 449-2234

Morgan Keegan & Company, Inc. 50 North Front Street, 16th Floor Memphis, TN 38103 Attention: Mitchell Redd Telephone: (901) 531-3273 Telecopy: (901) 531-3338

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, FL 33716 Attention: Eva Skibicki/ Sarah Tucker Telephone: (727) 567-1277/ (727) 567-2040 Telecopy: (727) 567-8090

UBS Financial Services Inc. 800 Harbor Blvd. Weehawken, NJ 07086-6793 Attention: James LeBlanc/ Karen Rockey Telephone: (201) 352-7150/ (201) 352-7796 Telecopy: (201) 271-9172

Wachovia Capital Markets, LLC One Wachovia Center, 8th Floor 301 South College Street Charlotte, NC 28288-0602 Attention: Jeffrey Gass Telephone: (704) 383-7727 Telecopy: (704) 383-9165

Wells Fargo Investment Services, LLC 999 Third Avenue, Suite 4000 Seattle, WA 98104 Attention: Betsy Boileau Telephone: (206) 464-8763 Telecopy: (206) 292-3268

The Company will also deliver a copy of each
Pricing Supplement to the following persons:

Deutsche Bank Trust Company Americas

Four Albany Street, 4th Floor

New York, NY 10006

Attention: Kevin Weeks

Telephone: (212) 250-6531

Telecopy: (212) 250-6392, 6961

JPMorgan Chase Bank

4 New York Plaza, 15th Floor

New York, NY 10004

Attention: Institutional Trust Services

Telephone: (212) 623-5494

Telecopy: (212) 623-6274

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attn: N. Adele Hogan

Telephone: (212) 474-1152

Telecopy: (212) 474-3700

Delivery of Confirmation and Prospectus to Purchaser by each Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below, each Agent and participating Dealer, pursuant to the terms of the Master Agency Agreement and as herein described, will cause to be delivered a copy of the Prospectus, including the applicable Pricing Supplement, to each purchaser of JPMorgan Chase Notes from such Agent or Dealer.

For each offer to purchase a Note accepted by or on behalf of the Company, the Lead Agent will confirm with each Agent or participating Dealer the terms of such Note, the amount being purchased by such Agent or Dealer and other applicable details described above and delivery and payment instructions.

In addition, the relevant Agent or Dealer, as the case may be, will deliver to purchasers of the JPMorgan Chase Notes the Prospectus, including the applicable Pricing Supplement, in relation to such JPMorgan Chase Notes prior to or simultaneously with delivery of the confirmation of sale and delivery of the Note.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Master Agency Agreement, the Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Bank whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangement that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement (as defined in the Master Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Master Agency Agreement. Subject to the provisions of the Master Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the JPMorgan Chase Notes. The Company will provide the Agents, the Trustees and the Bank with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Settlement:	The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Book-Entry Note shall constitute “settlement” with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the Lead Agent agree to settlement on another day, which shall in all cases be no earlier than the next Business Day following the date of sale.

Settlement Procedures:

Settlement Procedures with regard to each Book-Entry Note sold by the Company through any Agent, as agent, shall be as follows:

A.     The Lead Agent will advise the Company by telephone of the following settlement information:

1.      Principal amount.

2.      Maturity date.

3.      In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the interest rate basis (including, if LIBOR, the method for determining LIBOR), Initial interest Rate (if known at such time), Index Maturity, interest reset frequency, Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

4. Interest Payment Dates and the interest payment periods relating to such Interest Payment Dates.

5. Redemption or repayment provisions, if any.

6. Settlement date.

7. Price.

8. Presenting Agent’s commission, determined as provided in Section 2 of the Master Agency Agreement.

9. Whether such Book-Entry Note is issued at an original issue discount (“OID”) and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

10. Whether such Book-Entry Note is a JPMorgan Chase Senior Note or a JPMorgan Chase Subordinated Note.

B.     The Company will advise the Bank by telecopy or other mutually acceptable method of the information set forth in Settlement Procedure “A” above and the name and participant number of the Presenting Agent.

C.     The Bank will assign a CUSIP number to the Global Note representing such Book-Entry Note and will notify the Company and the Presenting Agent by telephone (confirmed in writing at any time on the same date) or electronic transmission of such CUSIP as soon as practicable. The Bank will enter a pending deposit message through DTC’s Participant Terminal System providing the following settlement information to DTC:

1.      The information set forth in Settlement Procedure ”A”.

2. Identification as a Fixed-Rate Book-Entry Note or a Floating Rate Book-Entry Note.

3. Initial Interest Payment Date for such book-Entry Note, number of days by which such date succeeds the related Record Date and amount of interest payable on such Interest Payment Date.

4. The interest payment period relating to each Interest Payment Date.

5. CUSIP number of the Global Note representing such Book-Entry Note.

6. Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

D.     To the extent the Company has not already done so, the Company will deliver to the Bank for such Book-Entry Notes a Global Note in a form that has been approved by the Company, the Agents and the Bank.

E.     The Bank will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Note representing such Book-Entry Note.

F. DTC will credit such Book-Entry Note to the Bank’s participant account at DTC.

G.     The Bank will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Bank’s participant account and credit such Book-Entry Note to the Lead Agent’s participant account and (ii) debit the Lead Agent’s settlement account and credit the Bank’s settlement account for an amount equal to the price of such Book-Entry Note less the Lead Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Bank to DTC that (i) the Global Note representing such Book-Entry Note has been issued and authenticated and (ii) the Bank is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Bank and DTC.

H.     The Lead Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Lead Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Agents with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Agents and credit the settlement account of the Lead Agent for an amount equal to the price of such Book-Entry Note.

I.       Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J.      The Bank will, upon receipt of funds from the Lead Agent in accordance with Settlement Procedure “G”, credit to an account of the Company maintained at JPMorgan Chase Bank funds available for immediate use in the amount transferred to the Bank in accordance with Settlement Procedure “G”.

K.     Each Agent and participating Dealer will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For orders of Book-Entry Notes solicited by any Agent and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures “A through “K” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure Time

A 11:00 A.M. on the sale date
B 12:00 Noon on the sale date
C 2:00 P.M. on the sale date
D 3:00 P.M. on the day before settlement
E 9:00 A.M. on settlement date
F 10:00 A.M. on settlement date
G-H 2:00 P.M. on settlement date
I 4:45 P.M. on settlement date
J-K 5:00 P.M. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon an practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Bank will deliver to DTC, through DTC’s Participant Terminal System, a cancelation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If the Bank fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G”, the Bank may, upon the written request of the Company, deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Bank’s participant account. DTC will process the withdrawal message, provided that the Bank’s participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Bank will cancel such Global Note in accordance with the applicable Indenture and so advise the Company, and the Bank will make appropriate entries in its records. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Bank will exchange such Book-Entry Note for two Global Notes, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or any person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Lead Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G”, respectively. Thereafter, the Bank will deliver the withdrawal message and make the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Lead Agent in the performance of its obligation hereunder and under the Master Agency Agreement, then the Company will reimburse the Lead Agent or the Bank, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Bank will provide, in accordance with Settlement Procedure “E”, for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

Periodic Statements from the Bank:	Periodically, the Bank will send to the Company a statement setting forth the principal amount of Book-Entry Notes outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes of which the Company has advised the Bank but which have not yet been settled.

EXHIBIT D

J.P. MORGAN CHASE & CO.

JPMorgan Chase Notes

Due Nine Months or More from the Date of Issue

FORM OF TERMS AGREEMENT

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J.P. Morgan Chase & Co.

270 Park Avenue

New York, NY 10019

Attention: Office of the Secretary

J.P. Morgan Chase & Co., a Delaware corporation (the “Company”), has previously entered into a Master Agency Agreement dated October [    ], 2003 (the “Master Agency Agreement”), among the Company, J.P. Morgan Securities Inc. (the “Lead Agent”) and the other agents party thereto, with respect to the issue and sale by the Company of its (a) JPMorgan Chase Senior Notes, due Nine Months or More from the Date of Issue (the “JPMorgan Chase Senior Notes”), pursuant to the Indenture dated as of December 1, 1989, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Trustee”) and (b) JPMorgan Chase Subordinated Notes, due Nine Months or More from the Date of Issue (the “JPMorgan Chase Subordinated Notes”, and together with the JPMorgan Chase Senior Notes, the “JPMorgan Chase Notes”) under the Amended and Restated Indenture dated as of December 15, 1992, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”). The Master Agency Agreement provides that sales of Securities shall be made pursuant to the Master Agency Agreement and a separate agreement between the Company and the Lead Agent as principal.

The Lead Agent agrees to purchase, at the purchase price set forth below, $             principal amount of Securities. The Securities have the terms indicated in the attached Pricing Supplement.

The Lead Agent’s obligation to purchase Securities hereunder is subject to (i) the accuracy, as of the Settlement Date, of the Company’s representations and warranties contained in the Master Agency Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof. The delivery of the following additional documents will also be required by the Lead Agent: [insert additional documents to be delivered pursuant to Section 4].

Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Lead Agent in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

This Agreement shall be subject to the termination provisions of Section 11 of the Master Agency Agreement.

This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

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If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

J.P. MORGAN SECURITIES INC.

By
Name:
Title:

Accepted:                          , 20

J.P. MORGAN CHASE & CO.

By:
Name:
Title:

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EXHIBIT E

SCHEDULE OF COMMISSIONS

Term	Commission Rate (%)
9 months to less than 3 years	0.600
3 years to less than 4 years	0.800
4 years to less than 5 years	0.950
5 years to less than 7 years	1.200
7 years to less than 10 years	1.500
10 years to less than 15 years	1.900 to 2.225
15 years to less than 25 years	2.375 to 2.875
25 years and longer	3.000

EXHIBIT F

J.P. MORGAN CHASE & CO.

JPMorgan Chase Notes

Due Nine Months or More from the Date of Issue

FORM OF PRICING SUPPLEMENT

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-107207

Pricing Supplement No.          dated

(to Prospectus Supplement dated October 27, 2003

and Prospectus dated August 19, 2003)

$

J.P. MORGAN CHASE & CO.

JPMorgan Chase Notes

Due Nine Months or More from the Date of Issue

Agents:

Original Issue Date:

Stated Maturity Date:

CUSIP Number	Aggregate Principal Amount	Price to Public	Agents’ Concession	Dealers’ Concession	Reallowance (if any)	Net Proceeds to Issuer

☐	JPMorgan Chase Senior Notes, Series A
☐	JPMorgan Chase Subordinated Notes, Series A

☐	Fixed Rate Note: [ ]%
Interest will be computed on the basis of:
☐	the actual number of days elapsed in a year of 360 days
☐	a 360-day year of twelve 30-day months
☐	other:
☐	Floating Rate Note:
☐	CD
☐	Commercial Paper Rate
☐	Federal Funds Rate
☐	LIBOR

☐	Treasury Rate
☐	Prime Rate
☐	CMT Rate

The interest factor for each day will be computed by dividing the interest rate in effect on that day by

☐	the actual number of days in the year
☐	360
☐	other

Index Maturity:

Annual Interest Rate:

Frequency of Changes in Interest Rate:

☐ Daily	☐ Quarterly
☐ Weekly	☐ Semi-Annually
☐ Monthly	☐ Annually

Interest Payment Dates:

Interest Determination Dates:

Interest Reset Dates:

Spread (+/-):

Multiplier:

Maximum Interest Rate:

Minimum Interest Rate:

Survivor’s Option (Yes/ No):

Right of Issuer to Redeem Notes or of Holder to Require Repayment of Notes:

☐  The Note may not be redeemed prior to the Stated Maturity Date at the option of J.P. Morgan Chase & Co.

☐  The Note may be redeemed prior to the Stated Maturity Date at the option of J.P. Morgan Chase & Co. [in whole but not in part][in whole or in part] at a price equal to         % of the principal amount being redeemed, [on                     ][on or after                     ][on each                     ]. Notice of redemption will be given not more than [60] nor less than [30] days prior to the redemption date.

☐  The holder of the Note may not elect repayment of the Note by J.P. Morgan Chase & Co. prior to the Stated Maturity Date.

☐  The holder of the Note may elect repayment of the Note by J.P. Morgan Chase & Co. prior to the Stated Maturity Date in whole or in part at a price equal to         % of the principal amount being repaid, [on                     ][on or after                     ][on each                     ].

Notice of election to require repayment must be given by the holder as provided in the Prospectus Supplement.

Other Terms:

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Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus Supplement and Prospectus.

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EXHIBIT G

[PricewaterhouseCoopers LLP letterhead]

[Date]

J.P. Morgan Chase & Co.

and

J.P. Morgan Securities Inc.

A.G. Edwards & Sons, Inc.

Charles Schwab & Co., Inc.

Edward D. Jones & Co., L.P.

McDonald Investments Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Keegan & Company, Inc.

Raymond James & Associates, Inc.

UBS Financial Services Inc.

Wachovia Capital markets, LLC

Wells Fargo Investment Services, LLC

Dear Mesdames and Sirs:

We have audited the consolidated financial statements of The J.P. Morgan Chase & Co. (the “Company”) as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in the Company’s 2002 Annual Report on Form 10-K for the year ended December 31, 2002 (the “Form 10-K”); our report with respect thereto is included in the Form 10-K. The Form 10-K is incorporated by reference in the registration statement on Form S-3 of the Company (No. 333-107207), under the Securities Act of 1933 (the “Act”). Such registration statement in the form declared effective, with respect to the JPMorgan Chase Senior Notes (the “JPMorgan Chase Senior Notes”) and JPMorgan Chase Subordinated Notes (the “JPMorgan Chase Subordinated Notes” and, together with the JPMorgan Chase Senior Notes, the “JPMorgan Chase Notes” or the “Notes”), due from 9 months to 30 years from the date of issue, of the Company issued pursuant to a Prospectus dated August 19, 2003 and associated Prospectus Supplement dated October [    ], are herein referred to as the “Registration Statement”.

In connection with the Registration Statement:

1.	We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“Commission”).

2.	In our opinion, the Company’s consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the Commission.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 3l, [20 ]; although we have conducted an audit for the year ended December 31, [20 ], the purpose (and therefore the scope) of the audit was to enable us to express an opinion on the consolidated financial statements as of December 3l, [20 ], and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express an opinion on the unaudited condensed Consolidated Balance Sheet as of , and the unaudited condensed Consolidated Statements of Income, of Cash Flows and of Changes in Stockholders’ Equity for the -month period ended and , included in the Company’s quarterly report on Form 10-Q for the quarter ended , incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows of the Company as of any date or for any period subsequent to December 31, [20 ].

4.	For purposes of this letter, we have read the minutes of the meetings of the Boards of Directors, and the Audit and Examining Committees of the Company, as applicable, as set forth in the minute books at ; officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the meetings of the Boards of Directors of the Company, which were not approved in final form, for which drafts were provided to us; officials of the Company having represented that such drafts include all substantive actions taken at such meetings), and for the -month period ended and , we have carried out other procedures to as follows:

a.	performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100. Interim Financial Information, on the unaudited condensed Consolidated Balance Sheet as of , and the unaudited condensed Consolidated Statements of Income, of Cash Flows and of Changes in Stockholders’ Equity for the -month period ended and , included in the Company’s quarterly report on Form 10-Q for the quarter ended , incorporated by reference in the Registration Statement; and

b.	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial statements referred to in 4.a. comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as they apply to Form 10-Q and the related rules and regulations adopted by the SEC.

The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

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5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(1)	any material modifications should be made to the unaudited condensed consolidated financial statements described in 4.a. for them to be in conformity with generally accepted accounting principles.

(2)	the unaudited condensed consolidated financial statements referred to in 4.a above do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as they apply to Form 10-Q and the related rules and regulations adopted by the Commission.

6.	For purposes of this letter, we have also read the items identified by you (set forth in Registration Statements on the indicated pages) and have performed the additional procedures stated below with respect to such information. Our audit of the financial statements for the periods referred to in the introductory paragraphs of this letter comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on the individual balances of accounts or summaries of selected transactions such as those enumerated below and, accordingly, we express no opinion thereon.

For purposes of this letter, the following term and associated procedures performed by us is defined:

“Schedules prepared by the Company from its detailed accounting records.” For purposes of this letter for all items we compared to “Schedules prepared by the Company from its detailed accounting records”, we also agreed the information on such schedules to the Company’s “detailed accounting records” and recalculated the mathematical accuracy of the schedules, unless otherwise noted. The term “detailed accounting records” shall mean accounting records subject to the internal controls of the Company’s accounting system or derived directly from such accounting records by analysis or computation.

In the Company’s Form 10-Q for the quarter ended incorporated by reference in the Registration Statement:

Item # Page Description, Procedures and Findings

a.	Last Paragraph - Beginning with “[The following table…]” Reconciliation of Nonperforming Assets - Table. We compared and agreed the amounts shown for total nonperforming assets at , , and to working papers prepared by the Company.

b.	Fourth Paragraph – Beginning with “The accompanying table…” “[Allowance for Credit Losses]” - Table. We compared and agreed all the amounts shown under the captions “ Quarter” for “ ” and “ ” to working papers prepared by the Company.

c.	“[Allowance Coverage Ratios]” - Table. We recalculated the percentage of the allowance for losses as loans at period-end as and and found the resultant amounts to be in agreement with these presented.

7.	It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages referred to above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

This letter is solely for the information of the addressees and to assist J.P. Morgan Securities Inc., A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Edward D. Jones & Co., L.P., McDonald Investments Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., UBS Financial Services Inc., Wachovia Capital markets, LLC and Wells Fargo Investment Services, LLC in conducting and documenting their investigation of the affairs of the Company in connection with the offering of Notes covered by the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the Master Agency Agreement or in any list of closing documents pertaining to the offering of the notes covered by the Registration Statement.

Yours very truly

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